                                                                    EXHIBIT 99.1

CONTACT:    Bruce Zurlnick                     Melissa Myron/Rachel Albert
            Senior Vice President and          Financial Dynamics
            Chief Financial Officer            (212) 850-5600
            Finlay Enterprises, Inc.
            (212) 808-2800

FOR IMMEDIATE RELEASE
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NEW YORK, NY, DECEMBER 4, 2006 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, today announced the appointment of Louis Lipschitz and Charles E. McCarthy to the
Company's Board of Directors. In addition, the Company announced that Michael
Goldstein has stepped down from the Board.

Mr. Lipschitz, 61, served as Executive Vice President and Chief Financial
Officer of Toys "R" Us Inc. from 1996 to his retirement in 2004. Prior to joining Toys "R" Us, Mr. Lipschitz was Senior Vice President and Chief Financial
Officer of Lerner Stores. He began his career in public accounting with S.D.
Leidesdorf & Co., which subsequently merged with Ernst & Young. Mr. Lipschitz currently serves on the Board of Directors of Forward Industries, Inc., Majesco
Entertainment Company and New York & Company, Inc. It is expected that he will be named to the Company's audit committee.

Mr. McCarthy, 38, is a co-founder of Prides Capital, LLC, a Boston-based investment management firm which currently owns approximately 17% of Finlay's outstanding shares. Prior to joining Prides Capital, Mr. McCarthy was a senior vice president at Putnam Investments from 1997 to 2004, where he was head of high yield trading and an analyst covering the gaming, lodging, homebuilding and leisure sectors. He also worked as a high yield bond trader at Colonial
Management, a high yield institutional salesman at Miller Tabak Hirsch, and a corporate high yield bond trader at Dean Witter Reynolds.

Commenting on the appointments, Arthur E. Reiner, Chairman and Chief Executive
Officer of Finlay Enterprises, Inc. stated, "We are pleased to have Lou and
Charlie join our Board. Each brings a unique background and extensive experience that will benefit our Company. We welcome their guidance and insight as we continue to evaluate potential growth opportunities and seek to enhance our existing licensed business. Also, we'd like to thank Mike for his dedicated years of service as he was a valuable member of the Board."

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $990.1 million in fiscal 2005. The number of locations at the end of the third quarter of fiscal 2006 totaled 819, including 34 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

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